UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

NATIONAL TECHNICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-16438	95-4134955

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24007 Ventura Boulevard, Suite 200
Calabasas, California	91302

(Address of Principal Executive Offices)	Zip Code

(818) 591-0776

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

In connection with the Securities Purchase Agreement dated June 28, 2011 with Mill Road Capital, L.P., we agreed to enter into a negotiated form of indemnification agreement with any Mill Road designee to our Board of Directors.  On October 18, 2011, we entered into an indemnification agreement Justin C. Jacobs the initial Mill Road designee to our Board of Directors.  At the same time, and in order to provide for uniform rights among all of our current directors and officers, we entered into identical indemnification agreements with each of our current directors and executive officers, which superseded and replaced any prior indemnification agreements.

The revised form of indemnification agreement requires the corporation to indemnify our directors and officers, to the fullest extent provided by law, against all expenses, judgments, penalties, fines and amounts paid in settlement if the director or officer is, or is threatened to be made, a party to or a participant in any threatened, pending or completed action, suit, claim, investigation, inquiry, administrative hearing or other proceeding, by reason of the fact that such director or officer is or was a director, officer, employee, agent or fiduciary of our corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the express written request of our corporation.  The indemnification applies to proceedings brought in the right of our corporation or otherwise and whether of a civil, criminal, administrative, legislative or investigative nature. The indemnification agreements also provide that the corporation will advance, to the extent not prohibited by law, the expenses incurred by the director or officer in connection with any such proceedings not initiated by the director or officer.  Finally the indemnification agreement establishes certain procedures and presumptions for determination of entitlement to indemnification which are intended to secure for our directors and officers rights of indemnity that are as favorable as may be permitted under the California Corporations Code and public policy of the State of California

The foregoing summary is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as an exhibit to this report and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*	Form of Indemnification Agreement between National Technical Systems, Inc. and its directors and executive officers.
____________________________
*Management Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011	National Technical Systems, Inc.

	By:	/s/ William McGinnis
Name: William McGinnis
Title: Chief Executive Officer